May 4, 2001



Ronald D. Cordes, President
AssetMark Funds
2300 Contra Costa Blvd., Suite 425
Pleasant Hill, CA 94523-3967

         Re: Subscription for Shares of the Large Cap Value Fund, Large Cap Growth Fund, Small/Mid Cap Value Fund, Small/Mid Cap Growth Fund, International Equity Fund, Real Estate Securities Fund, Tax-Exempt Fixed Income Fund, Core Plus Fixed Income Fund, each a series of the AssetMark Funds (the "Funds")

Dear Mr. Cordes:

         AssetMark Investment Services, Inc. offers to purchase from AssetMark Funds ("Funds") shares of beneficial interest of the Funds at a price of $10.00 per share for an aggregate purchase price of $100,000 cash, all such shares to be validly issued, fully paid and non-assessable, upon issuance of such shares and receipt of said payment by the Funds as follows:

Fund:                                                        Purchase Price:
-----                                                        ---------------
Large Cap Value Fund                                         $ 0
Large Cap Growth Fund                                        $ 0
Small/Mid Cap Value Fund                                     $ 0
Small/Mid Cap Growth Fund                                    $ 0
International Equity Fund                                    $ 0
Real Estate Securities Fund                                  $ 0
Tax-Exempt Fixed Income Fund                                 $100,000
Core Plus Fixed Income Fund                                  $ 0
                                                             ---
Total:                                                       $100,000
                                                             ========


         AssetMark Investment Services, Inc. hereby represents and warrants that these shares of beneficial interest will be held for investment purposes and are not being purchased with any present intent of redeeming or selling the same.

                                              Sincerely,

                                              AssetMark Investment Services, Inc.

                                              By:      /s/ Ronald Cordes
                                                       ------------------
                                                       Ronald Cordes

                                              Title:   President, CEO



Accepted and Agreed to this 4th day of May, 2001.

AssetMark Funds

By:      /s/ Ronald Cordes
         ------------------
         Ronald Cordes

Title:   President, Chairperson, Trustee